Exhibit 24

                                POWER OF ATTORNEY


               We the undersigned directors of Sodexho Marriott Services, Inc. (the "Corporation"), do hereby constitute and appoint Robert A. Stern and Joan Rector McGlockton, or either or both of them, with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors for the purpose of executing and filing on behalf of the Corporation, a Form 10-K for the fiscal year ended September 3, 1999, including any exhibits thereto and any and all amendments thereto; and we hereby ratify and confirm all that said attorneys and agents shall do or cause to be one by virtue thereof.

               IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Power of Attorney on and as of October 13, 1999.






/s/ WILLIAM J. SHAW                                      /s/ PIERRE BELLON
------------------------------------------------         -----------------------------------------------
William J. Shaw, Director                                Pierre Bellon, Director

/s/ BERNARD CARTON                                       /s/ EDOUARD DE ROYERE
------------------------------------------------         -----------------------------------------------
Bernard Carton, Director                                 Edouard de Royere, Director

/s/ JOHN W. MARRIOTT, III                                /s/ DOCTOR R. CRANTS
------------------------------------------------         -----------------------------------------------
John W. Marriott, III, Director                          Doctor R. Crants, Director

/s/ DANIEL J. ALTOBELLO                                  /s/ MICHEL LANDEL
------------------------------------------------         -----------------------------------------------
Daniel J. Altobello, Director                            Michel Landel, Director
